FOR IMMEDIATE RELEASE

Prologis Reports Third Quarter 2023 Results

High-Quality Global Portfolio Continues to Drive Record Results

SAN FRANCISCO (October 17, 2023) – Prologis, Inc. (NYSE: PLD), the global leader in logistics real estate, today reported third quarter results for 2023.

Net earnings per diluted share was $0.80 for the third quarter of 2023 compared with $1.36 for the third quarter of 2022. Core funds from operations (Core FFO)* per diluted share was $1.30 for the third quarter of 2023, compared with $1.73 for the same period in 2022. Core FFO, excluding Net Promote Income* per diluted share for the third quarter of 2023 was $1.33 compared with $1.16 for the third quarter of 2022.

“Our results reflect strong execution by our team and the quality of our global portfolio,” said Hamid R. Moghadam, co-founder and CEO, Prologis. “That said, until there is more stability in the economy, negative customer sentiment will weigh on demand. We remain focused on capturing our embedded lease mark-to-market, building out our land bank into a favorable future supply environment, and partnering with our customers to address their most critical pain points.”

OPERATING PERFORMANCE

Owned & Managed	3Q23	Notes
Average Occupancy	97.1%
Leases Commenced	46.4MSF	42.3MSF operating portfolio and 4.1MSF development portfolio
Retention	76.8%

Prologis Share	3Q23	Notes
Cash Same Store NOI*	9.5%
Net Effective Rent Change	84.0%	All-time high; Led by U.S. at 96.6%
Cash Rent Change	54.2%	All-time high; Led by U.S. at 63.1%

DEPLOYMENT ACTIVITY

Prologis Share	3Q23
Acquisitions	$66M
Weighted avg stabilized cap rate (excluding other real estate)	4.1%
Development Stabilizations	$456M
Estimated weighted avg yield	6.4%
Estimated weighted avg margin	25.8%
Estimated value creation	$118M
% Build-to-suit	10.9%
Development Starts	$943M
Estimated weighted avg yield	7.4%
Estimated weighted avg margin	28.1%
Estimated value creation	$265M
% Build-to-suit	72.6%
Total Dispositions and Contributions	$486M
Weighted avg stabilized cap rate (excluding land and other real estate)	4.6%

BALANCE SHEET STRENGTH & LIQUIDITY

“We have worked hard and with discipline to build an industry-leading balance sheet, which we continue to manage prudently,” said Timothy D. Arndt, chief financial officer, Prologis. “Incredibly, our balance sheet has only strengthened over the last year in terms of coverage and liquidity, something we're very proud of and allows us to be opportunistic amidst challenging markets."

During the third quarter, Prologis and its co-investment ventures issued an aggregate of $1.4 billion of debt at a weighted average interest rate of 3.2%, and a weighted average term of 5.9 years.

At September 30, 2023, debt as a percentage of total market capitalization was 22.3%, and the company’s weighted average interest rate on its share of total debt was 2.9%, with a weighted average term of 9.5 years. In addition, the company has no significant debt maturities until 2026.

FOREIGN CURRENCY STRATEGY

Prologis hedges its exposure to foreign currency fluctuations by borrowing in the currencies in which it invests and using derivative financial instruments. At September 30, 2023, 96% of Prologis’ equity was in USD and forecasted earnings for 2023, 2024 and 2025 were 99%, 99% and 98%, respectively, in USD or hedged through derivative contracts.

PROLOGIS INVESTOR FORUM 2023

Join Prologis leaders for an Investor Forum at the New York Stock Exchange on Wednesday, December 13th. Prologis is at the forefront of one of the most complex and exciting transitions in history – driving innovation and partnering with customers to stay ahead of what’s next. We invite you to hear from Prologis’ senior management team as they take you inside our business and explore the opportunities shaping its future. Register now to attend live in New York or via online broadcast.

2023 GUIDANCE

Prologis’ guidance for net earnings is included in the table below as well as guidance for Core FFO*, which are reconciled in our supplemental information.

2023 GUIDANCE

Earnings (per diluted share) Previous Revised Change at M.P.

Net earnings attributable to common stockholders	$3.30 to $3.40	$3.30 to $3.35	$(0.025)
Core FFO attributable to common stockholders/unitholders*	$5.56 to $5.60	$5.58 to $5.60	$0.010
Core FFO attributable to common stockholders/unitholders, excluding Net Promote Income*	$5.06 to $5.10	$5.08 to $5.10	$0.010

Operations

Average occupancy	97.00% to 97.50%	97.25% to 97.50%	12.5 bps
Cash Same Store NOI* - PLD share	9.50% to 10.00%	9.75% to 10.00%	12.5 bps

Strategic Capital (in millions) Previous Revised Change at M.P.

Strategic Capital revenue, excluding promote revenue	$520 to $530	$520 to $530	-
Net Promote Income	$475	$475	-

G&A (in millions)

General & administrative expenses	$380 to $390	$390 to $395	$7.5

Capital Deployment – Prologis Share (in millions)

Development stabilizations	$2,600 to $3,000	$2,600 to $3,000	-
Development starts	$2,500 to $3,000	$3,000 to $3,500	$500
Acquisitions[1]	$300 to $600	$500 to $800	$200
Contributions	$1,250 to $1,750	$1,200 to $1,300	$(250)
Dispositions	$800 to $1,200	$500 to $1,000	$(250)
Net sources/(uses)[1]	$(750) to $(650)	$(1,800) to $(2,000)	$(1,200)
Realized development gains	$300 to $400	$425 to $475	$100

* This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

1. Excludes the $3.1 billion portfolio acquisition which closed on June 29, 2023.

The earnings guidance described above includes potential gains recognized from real estate transactions but excludes any future or potential foreign currency or derivative gains or losses as our guidance assumes constant foreign currency rates. In reconciling from net earnings to Core FFO*, Prologis makes certain adjustments, including but not limited to real estate depreciation and amortization expense, gains (losses) recognized from real estate transactions and early extinguishment of debt, impairment charges, deferred taxes and unrealized gains or losses on foreign currency or derivative activity. The difference between the company's Core FFO* and net earnings guidance for 2023 relates predominantly to these items. Please refer to our quarterly Supplemental Information, which is available on our Investor Relations website at https://ir.prologis.com and on the SEC’s website at www.sec.gov for a definition of Core FFO* and other non-GAAP measures used by Prologis, along with reconciliations of these items to the closest GAAP measure for our results and guidance.

OCTOBER 17, 2023, CALL DETAILS
The call will take place on Tuesday, October 17, 2023, at 9:00 a.m. PT/12:00 p.m. ET. To access a live broadcast of the call, please dial +1 (877) 897-2615 (toll-free from the United States and Canada) or +1 (201) 689-8514 (from all other countries). A live webcast can be accessed from the Investor Relations section of www.prologis.com.

A telephonic replay will be available October 17 – October 31 at +1 (877) 660-6853 (from the United States and Canada) or +1 (201) 612-7415 (from all other countries) using access code 13741600. The webcast replay will be posted in the Investor Relations section of www.prologis.com under "Events & Presentations."

ABOUT PROLOGIS
Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. At September 30, 2023, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 1.2 billion square feet (114 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 6,700 customers principally across two major categories: business-to-business and retail/online fulfillment.

FORWARD-LOOKING STATEMENTS

The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management's beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as "expects" "anticipates," "intends," "plans," "believes," "seeks," and "estimates" including variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future—including statements relating to rent and occupancy growth, acquisition and development activity, contribution and disposition activity, general conditions in the geographic areas where we operate, our debt, capital structure and financial position, our ability to earn revenues from co-investment ventures, form new co-investment ventures and the availability of capital in existing or new co-investment ventures—are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) international, national, regional and local economic and political climates and conditions; (ii) changes in global financial markets, interest rates and foreign currency exchange rates; (iii) increased or unanticipated competition for our properties; (iv) risks associated with acquisitions, dispositions and development of properties, including the integration of the operations of significant real estate portfolios; (v) maintenance of Real Estate Investment Trust status, tax structuring and changes in income tax laws and rates; (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings; (vii) risks related to our investments in our co-investment ventures, including our ability to establish new co-investment ventures; (viii) risks of doing business internationally, including currency risks; (ix) environmental uncertainties, including risks of natural disasters; (x) risks related to global pandemics; and (xi) those additional factors discussed in reports filed with the Securities and Exchange Commission by us under the heading "Risk Factors." We undertake no duty to update any forward-looking statements appearing in this document except as may be required by law.

CONTACTS

Investors: Jill Sawyer, +1 (415) 733-9526, jsawyer@prologis.com, San Francisco

Media: Jennifer Nelson, +1 (415) 733-9409, jnelson2@prologis.com, San Francisco